Exhibit 99.2

Freshpet, Inc.

Presentation at the William Blair 37th Annual Growth Stock

Conference

June 14, 2017

Freshpet, Inc. - Presentation at the William Blair 37th Annual Growth Stock Conference, June 14, 2017

CORPORATE PARTICIPANTS

Jon Andersen, Principal (Partner), William Blair & Company

William Cyr, Chief Executive Officer, Freshpet, Inc.

Scott Morris, President & Chief Operating Officer, Freshpet, Inc.

PRESENTATION

Jon Andersen:

Thanks for coming. My name is Jon Andersen. I’m the Consumer Products Analyst with William Blair that covers Freshpet. Again, thanks for coming to the presentation today. With us are Freshpet’s Chief Executive Officer, Billy Cyr; and Chief Operating Officer, Scott Morris. Most of you know Freshpet is an innovator, manufacturer and marketer of fresh refrigerated pet foods targeting the better food (phon) segment of the North American pet food market. Looking forward, we think Freshpet has ample opportunity to increase consumer awareness for its brand and household penetration, expand the number of Freshpet’s fridge locations and improve its supply chain productivity to drive higher margins over time.

Before beginning, I’m required to inform you that you can obtain a complete list of research disclosures or potential conflicts of interest at the William Blair website. Lastly, the breakout session for Freshpet will be held 10 minutes after the close of the presentation here in the Lakeview room, that’s on the same floor down at the other end of the hall. Again, the Lakeview room.

With that, I’m happy to turn the podium over to Billy.

William Cyr:

All right. Thank you John. So he has his required communication he has to do and I have mine which is there’s our Safe Harbor statement, and you’ve all seen many of those before. So I’m going to give you a very quick introduction through a couple of slides about the business and then we’ll take some questions that Jon has prepared for us. I’ve been with the Freshpet business since September. Scott, who’s with me here, is one of the Co-Founders of the Company, and so I’m standing up here to take credit for his work.

But I joined this Company because this is a business that as I looked at it it had the potential to be a real game changer in its CPG product category. I had this 19 years of history at Procter & Gamble; 11 years running the Sunny Delight Beverages Company, which was a leveraged buyout (inaudible) by J.W. Childs, sold that business last year and I really wanted to join a business that had the potential to change the industry its operating in, and Scott had created one of those with Freshpet. So I view it as a disruptive innovation in a huge and growing pet food category.

I think all of you know, pet food category dynamics are very favorable right now, but even beyond that it’s a socially responsible and pet health centric business where there’s a really innovative solution to the way in which you feed your pet. We’ll talk a little bit more about what that looks like. Part of the proposition too is that we deliver an incredibly good value proposition to the retailer, to the consumer and to the investor/shareholders of the Company. What’s most amazing is the barriers of entry and the ability to scale this business. That’s what we’re all about right now, is scaling it and to increase the strength of those barriers to entry.

Freshpet, Inc. - Presentation at the William Blair 37th Annual Growth Stock Conference, June 14, 2017

Part of what makes this such an intriguing proposition is that Freshpet lives at the intersection of two of the most fundamental significant changes impacting the CPG business today. It’s the intersection of the fresh, wholesome and all-natural foods that we’re seeing show up in the food side of the business and the part that I’ve seen for a long time with the humanization of pets that’s been talked about in the pet food category for quite some time. The intersection of those two forces at the same time creates the kind of tailwind that you rarely see in a consumer packaged goods business.

So that’s really what is giving us the tailwinds that are driving the business going forward. But within that this is a Company, and its deliberately designed this way, it operates very differently and in a way that is very consistent with the values of consumers going forward, whether they be millennials or the forward-thinking consumers that we’ve seen in other age segments. But it’s environmentally focused. For example, the zero waste to landfill, use of wind power, community and consumer engagement are an important part of the way in which we operate as a Company and what we encourage from our employees and a very high-level of employee engagement, at levels beyond what you would normally expect to see from a traditional packaged goods company.

But perhaps one of the most intriguing things to me when I decided to join this Company was looking at the barriers to entry and the ability to scale this business. I’ve been around the business for more than 30 years and I’ve rarely seen a business model as strong or as robust as this with as many proprietary advantages. We have the manufacturing capability that is one of a kind. There’s nobody else in the Americas who has the ability to make fresh, refrigerated pet food, all-natural pet food, with a shelf life that is about 24 weeks from the date of manufacture and it’s really a novel capability. It’s a wonderful facility. We’d love to host people there. There are not many people in the pet food space who would love to take you through their factory, and we’d love to take people through and show them how amazing it is to produce pet food at such a high quality, high level. But it’s also very sophisticated in that it’s very hard to do what we do. You have to a million things right and you have to do it every time in order to get the business to produce the products that we have.

Supply chain. In the pet food space we’re the only guy who does it refrigerated, and that’s a chilled supply chain. Not frozen, a chilled supply chain so the consumer gets a fresh refrigerated product that’s been kept cold through the entire supply chain. As we build scale in this business we’ll build scale in that supply chain and which would deliver some cost advantages to us.

Highly differentiated products. Our product is a taste test winner amongst the dogs by a huge margin, but it’s also noticeably different in appearance and smell. The best way I can describe that is is that when I first took a Freshpet home and had my—had a bag on the table and my 17-year old son opened the bag, sniffed it and said, “This smells better than dinner.” Now my wife wasn’t very happy about that, but that’s a testament to the difference that our product delivers. It’s noticeably different, visibly different, it smells different, it looks like the kind of food that you’d want to serve.

Freshpet fridges. We have over 17,000 Freshpet fridges scattered across the U.S., Canada and into the U.K. We own these fridges. We service them. We maintain the fridges. By service them I mean we are the ones that somebody calls when they break down. Whether there’s an issue with the lights going or if they need to be cleaned, we own these fridges. If you think about it, that means that we own up to 4 feet top to bottom shelf space in some of the best retailers in the world and they sell exclusively our products out of them.

We have great retailer partners. We are sold in a wide range of channels. Think of it as we’re in pet specialty where we have penetration in virtually all the Pet Smarts and Petcos but we’re also in Whole Foods, we’re in Target, we’re in Walmart, we’re in the vast majority of the grocery stores in America, we’re even in some Costcos. To have a proposition that’s highly attractive to each of those customers and differentiated enough in each of those channels to survive being multiple channels is really a powerful position to be in and we deliver very good economics for them in those channels. So we get great partners.

Freshpet, Inc. - Presentation at the William Blair 37th Annual Growth Stock Conference, June 14, 2017

Perhaps the most defining strength of all is the high brand loyalty. We as a brand have a 71% repurchase rate—I’ll show you that in a minute—but think of that as when somebody tries the product their satisfaction is so high that they will repurchase it and then we see them go up this curve of using it as incidental or infrequent usage to ultimately becoming a complete user. But when you look at that in total, that’s the business model that we have today that’s an incredibly robust business model.

And that’s what the business produced. It’s produced—the green bars at the bottom are the expanding distribution over time that’s percent ACV distribution. We’re in about 50% ACV distribution against the measured channels today, plus in pet specialty we’re in the high 90s kind of percent distribution. The revenue line is the line on the top, and you can see that that revenue line is growing fairly consistently over time. I’ll show you it’s actually accelerated in the most recent periods.

Here’s that repeat rate that I talked about. The fundamental essence of the strategy that I’ll explain in a minute is built around this repeat rate, and to have our repeat rate grow as the size of the whole household franchise grows, it’s also remarkable. Most times when you have a business and as you add consumers, you add consumers who are less committed to the idea and they’re more likely to drop out. In this case, as we’ve added consumers, the franchise we see in our household repurchase rates go up and it gives us license to then invest in getting more consumers because we know the products will hold the existing consumers that we have.

This is our single biggest opportunity though. We’ve got this incredible business model, this incredible product, incredible position in the market with retailers and yet our penetration and household awareness is absolutely tiny relative to our key competitors. One point four percent household penetration. Thirty five percent awareness. My bet is that some of that awareness is ghost awareness—you know, they heard the name, they say they know it but they don’t really know what it is or if they do they really don’t know what it is that we do that makes us special or different. So our biggest opportunity is to drive that awareness so that people get the chance to discover what makes Freshpet so amazing and it can drive up that consumption chain.

So we decided, and this is part of the work that we did last fall after I joined the Company, that this is the time for us to shift to rapid scaling. The Company had spent an enormous amount of time over the previous 10 years perfecting the business model, figuring out do we own fridges or not? How do we service the fridges? What stores do we sell in? What kind of products do we sell? What kind of price points? What’s the advertising message? How much advertising do we spend? All that had been worked out and developed.

And then we had to build manufacturing capacity to source the product. By last fall, we finally had manufacturing capacity to support a business about twice the size of the business that we have today. We had a balance sheet that was capable of allowing us to invest—basically we’re debt free by the end of this year—and we had a proven advertising or marketing message for the business that had been refined and proven analytically, quantitatively, every which way you can think of by Scott and his team over the last several years. And that told us now’s the time to scale because by scaling we would make each of those barriers to entry stronger.

Our cost advantage versus any potential competitor who come along would be greater. The number of fridges we’d have out in place in stores would be greater and harder for somebody to get a second fridge in. Our cost to operate because of the scale advantages, the manufacturing distribution would be lower, and most importantly, if we scaled fast our brand equity would be bigger and stronger and become an added barrier to entry to anybody who wanted to come into the category after us.

Freshpet, Inc. - Presentation at the William Blair 37th Annual Growth Stock Conference, June 14, 2017

So that’s the opportunity that we saw with an on-trend product. The capability was in place and the capacity was in place, and so we said now’s the time to put our foot on the gas and try to accelerate this business and that’s what the—where we created what we call the Feed the Growth plan that we announced to our investors back in early March. We’ve actually began investing in the plan in the beginning of January of this year, and this is a very simple, very basic productivity loop that you’ve probably seen from other businesses and it starts with us deciding to invest in incremental media. So we basically increased the investment in advertising by about 60% as a way to kind of get the flywheel going and we believe that would drive an increase in velocity, that that would increase the revenue and increase the distribution, which would give us some added leverage in our manufacturing operations, which would give us SG&A leverage, would give us sort of the material to work with to drive manufacturing cost savings, which would be then plowed back into the business and keep this thing going.

That’s the model that we laid out in March and that’s the plan that we are marching against and we call that our Feed the Growth model. It had the following key strategies. Number one, we were going to drive household awareness. We had a proven marketing message in TV and digital advertising. We just need to put more money behind it and we want to accelerate the penetration growth from that 1.4% I talked about.

We wanted to accelerate fridge placements. We want to get more fridges placed in more stores because it makes us available to more consumers and makes it easier for consumers to find us who are already in it. We told people at the time that we would expect to continue our rate of fridge placements, which is about 1,600 new fridges a year through this year, but accelerate that heading into 2018.

We wanted to strengthen the gross margin. We have a very talented technical organization that has built our manufacturing capability that’s first-of-its-kind, best-in-class, manufacturing capability, but they hadn’t really spent any time optimizing or refining that operation and we wanted to find ways to squeeze gross margin out of the operation to fund our advertising effort. So now we’re taking the time to focus on that and we want to do everything we can to make their jobs simpler so they can increase our adjusted gross margin. So we’re basically converting from building or designing and building to efficiency improvement, and our measures are yield, throughput and reliability and we’re working very diligently at those.

What is the benefit of all this? Well as we scale this business and drive the revenue up from last year’s reported $133 million in revenue, this year our guidance was at least $153 million in revenue, but as we move towards what we told folks would be our goal of $300 million as early as 2020, between now and then, we would pick up about 10 points of margin improvement from scale benefits. That comes across manufacturing and SG&A. We have an organization that’s capable of handling a much larger business and we have manufacturing facilities capable of handling a much larger business.

So the way this works is we basically improve the gross margin from our cost savings, we’ll reinvest that in marketing, use that to drive greater scale and take the scale benefits to the bottom line. And that’s the model that we laid, that’s the Feed the Growth model, and this is what we told people that we’d be capable of delivering. So in 2016, we had a 15% growth rate and we told folks is we’d be a $300 million business as early as 2020, that we would have a growth rate of 15% to 20% at that point, we would be in about 23,000 stores. Our gross margin, adjusted gross margin would improve by about three points. Our SG&A would be down by 10 points, and we would have an Adjusted EBITDA margin of north of 20. That would enable us to support the 9% of net sales in advertising that’s driving the growth, and it would give us the free cash flow at 15% of sales.

If you do the math—and some pretty smart people have looked at this and done the math—you will realize that in order to get to $300 million in sales off of where we are and end at 15% to 20% of sales, we have to grow in excess of 20% in the intervening years between ’18 and ’19 and we’re very comfortable with that as sort of the target that we’ve laid out as part of this financial model. And what we told folks at the time was that this year you would expect to see an accelerating growth rate, accelerating from where we left off at the end of last year, the fourth quarter was 13% growth rate, accelerating to by the fourth quarter this year of having 20% growth rate and then you’ll see the adjusted gross margin improving by 1.5 points by the end of the year. So our end point into 2016 to the end point at the end of 2017 would be about 1.5 points.

Freshpet, Inc. - Presentation at the William Blair 37th Annual Growth Stock Conference, June 14, 2017

Those would be our measures of progress against the strategy. So that’s where we ended and expect to be. So we expect to be at 20% growth by Q4 of this year. We expect to have stronger structural economics to the business and we expect to be set up for significantly higher revenue and Adjusted EBITDA in 2018 and beyond. What I can tell you is since we laid out the strategy, we feel very comfortable that we are on track versus the strategy. Many of you who may watch or follow along with the IRI or the Nielsen data that confirms the accelerating growth rate in the measured channels. So measured channels being the multioutlet in IRI and that accounts for a little more than 80% of our business today. You will see if you look at that data that we’ve been showing numbers in the mid to upper 20s for the last, call it, two to three months as a result of this strategy.

So we feel very comfortable about where we’re headed. I don’t want to lean too far forward into telling you where we are in the second quarter, but we’re very comfortable with what we laid out as a business strategy for both this year and for the longer-term.

So with that, I’ll turn it over to Jon for any Q&A.

Jon Andersen:

Great. Thanks Billy. Feel free to jump in. We’ll keep it an interactive process. I’ll start with a few questions. So I guess what’s kind of startling—a couple of things are the low household penetration historically, 1.4%, you talked about. When you talk to consumers and talk to retailers about that, what are the barriers or historically have been the barriers to driving higher household penetration? Do you think with the strategy refresh, the Feed the Growth that you’ve kind of identified those specific hurdles and the things that you’d kind of need to overcome to drive it higher, is it as simple as building awareness levels or are there other things that you’re doing from a go-to-market perspective, in-store perspective that can have an impact as well with the incremental marketing that you talked about?

William Cyr:

Scott can provide a lot more depth on this, but what I’ll tell you is it’s never as simple as raising awareness. You can raise awareness but it doesn’t necessarily drive the metrics that you want that are going to get the household penetration and then the repeat that you want and you have to have a very effective message, you have to deliver it in the right way to the right kinds of consumers to be an effective media plan. One of the things that was most amazing to me when I joined this Company was I discovered that the work that Scott and his team had done on identifying a really compelling message, testing it in premarket testing, then finding ways to run it in the market and get the analytics that confirm that if you invest this much behind this kind of a message against this audience, you get this kind of a payback, was well in excess of what you’d expect for a company of the scale of this Company and comparable to what you see in the very best-in-class advertisers like some of my previous employers. When I saw that and realized how strong that capability was, it was pretty clear it was worth doubling down and investing in it. But it’s not just spend more money. You have to spend it in the right way against the right messaging. Scott and his team have done an amazing job of creating that message and the metrics against it. Scott, you might want to give a little color on that.

Scott Morris:

Sure. So I’ll expand a little bit. So honestly, awareness is critical just for people to understand that we’re out there and there is fresh pet food, but the most important thing is actually education and understanding why they might want to use fresh food for their pets and why it’s—what the points of differences are and what the benefits may be. And then it starts to get into not only the message but how you’re communicating out the message. The world of media and television has greatly evolved and one of the things that we continue to really focus on and expand our capabilities in is the area of digital advertising, digital communication and social media and we’ve migrated many dollars (inaudible) invest in TV and we’re going to migrate dollars.

Freshpet, Inc. - Presentation at the William Blair 37th Annual Growth Stock Conference, June 14, 2017

This is not new information but we’re—for people in general, we’re migrating more dollars into those digital mediums and we’re getting great payback, similar payback that we had seen in the past in TV. The model that we’ve established that Billy was talking about has been incredibly predictably. Since 2011 when we started doing advertising, it’s been incredibly predictable and consistent throughout time and we’ve been able to get great returns on the business. When you’re able to get really strong returns on your advertising, and the business continues to get bigger, obviously the payback period tends to be shorter and shorter. So as we invest in our advertising we typically see a payback period of 12 to 14 months at this point.

Jon Andersen:

Beyond the—so we’ve all seen the acceleration in the consumption data of late so what you’re doing at this point seems to be working. But could you talk a little bit about beyond the incremental marketing dollars and maybe the shift from traditional to digital and more efficiency there, are there other things that you’ve done within the context of the fridge itself in the store? Are there other elements of kind of the go-to-market approach that you think are having an impact on the consumption and the velocity of growth rates that we’ve seen recently?

Scott Morris:

I guess I would start with the cadence that we’re seeing on fridge placements is consistent with what we’ve done in the past. We have all of our sales people spend a lot of time trying to figure out how to get the right fridge in the right store with the right assortment and we will always do that and we’ll continually do that and when we get it right and we see an uptick in the velocity regardless of whatever else we’re doing. But the single biggest change has been the investment in the advertising and the caliber of the advertising that we’ve produced and that’s what’s making the difference we’ve seen. I’d say though that—also to say it’s not just what did we do, it’s what we didn’t do. We chose to focus on the thing that had the biggest advantage, which was our refrigerated pet food, the advertising which is world-class advertising with a great media plan behind it, we chose to put all of our effort behind that rather than a string of other new products that might have been interesting but we couldn’t get enough scale again (inaudible) enough advertising weight against them to make them meaningful.

So it’s not just what did you do, it’s what you chose not to do. You chose to put focus against the one or two things that really made a difference and got us the biggest bang for the buck against our most important and most strategically advantageous product. I don’t know if you’d anything to that.

Jon Andersen:

That’s great. I get a lot of questions about the value proposition to the retailer. If you could talk a little bit that. You mentioned it in the prepared comments, but where do we sit today with your kind of current velocity rates and the gross profit generation in this business relative to other alternatives, and I’m thinking Dry Dog in that broader category? At what point do we maybe hit an inflection where the retailers see this kind of acceleration and say, “Hey, we have you in 50% of our doors today. We think it makes sense to kind of expand that to tier 2, tier 3 doors that historically maybe you haven’t had access to.”

Scott Morris:

Right, exactly. Certainly. So one of the things that we’ve seen in the progression of time is there’s been many, many retailers that have put us in initially and it has been slower to expand into additional stores, as Jon mentioned, and one of the key things that they look at is they’re looking at our dollars per linear foot typically. Now in the past we had been—basically we were slightly below the category average in dollars per linear foot. Now on a consistent basis we are at parity and in some places above their dollars per linear foot. So that’s a strong measure and a strong place to be in. When their category’s growing at 1% and we’re growing at same-store sales well over 20% and we have cases where we’re growing 25% and 30% in same-store sales, they’re obviously starting to look at us as a significant opportunity to expand.

Freshpet, Inc. - Presentation at the William Blair 37th Annual Growth Stock Conference, June 14, 2017

The other thing that are really critical that we bring to the category is we are truly the milk and the eggs of the pet aisle. What I mean by that is you can’t find a 40 pound bag and go home. We are literally fresh food and that causes people to come in more frequently, it causes them to spend more on a per pound basis or per feeding basis. Not dramatically more but enough where it’s noticeable by the retailer and also our margins are typically significantly stronger than they see in the category. So we’re bringing typically incremental consumers that are quite high value that are coming back more often and when they do come back more often they’re actually purchasing other items in the store and in the pet food category, which is leading to overall category growth. So, we really—anything that was holding us back in the past we anticipate that those things will kind of continue to erode and will provide more opportunities.

Now everyone’s fully aware that the retail environment is quite challenging today. So we imagine that there will be a bottom set of the stores, not necessarily ours but just in the universe out there today that will continue to close over time, but we recognize there’s incredible opportunity in front of us. In addition to that, we think there’s great opportunity in brick-and-mortar but from an e-commerce standpoint there’s several people that we’re partnering with to provide our products on an e-commerce direct to home delivery basis that are out there doing fresh deliveries. So whether it’s a Jet.com or an AmazonFresh or a FreshDirect or Peapod (phon) or Instacart or there’s a new model that a lot of the retailers, the brick-and-mortar guys are focusing on, click and pick, we think there’s tremendous opportunity there.

So one of the key opportunities for us in the future is, yes, we’ll continue to grow doors but one of the biggest opportunity is sales on a per store basis are continuing to increase and we recognize that there’s a significant opportunity forward even in the stores that we’re already in to see sales growth.

Jon Andersen:

Someone had a question.

Male Speaker:

You mentioned six—I think expansion of (inaudible) around the business you mentioned adding new refrigerators in various stores and that gives you the first mover advantage and it’s going to be harder to install it (inaudible) the competitors. But is (inaudible) a profit maker for the retailers, why would they not have a second fridge from one of your competitors if it’s going to give them the same numbers or if it’s not profitable enough why would they not (inaudible) with something else?

Scott Morris:

So I think that if you look at where the category is today, the four feet of refrigerated space is an appropriate level. If you—by assuming you’re adding an additional four feet, that would assume that the category would double, and right now the penetration of the category doesn’t represent enough opportunity or enough development at this point to warrant eight feet. It’s really appropriate for it to be at four feet. So that’s really kind of the (inaudible). Over time, you could see it where it could get to where it warrants an additional four feet or a total of eight feet within the category.

So that’s what we see developing. One of the things that I think is relevant and I think represents the opportunity is, we have many, many fridges that our average dollars per store per week out of a fridge is $160. We have many fridges that are doing $500, $800, $1,000 and even $2,000 per store per week. So we know out of the fridges that we’re in, you can get an incredible amount on our sales out of that. And then I think another fact that you kind of mentioned that’s interesting and I think is a real counterpoint to it is, if retailers were concerned about the metrics, they’d be going backwards, they wouldn’t be going forward with us. So every single one of our top 10 retailers we’ve made progress and increased store count over the past five years. There’s some pretty smart folks in there, so I think it’s a helpful perspective.

Freshpet, Inc. - Presentation at the William Blair 37th Annual Growth Stock Conference, June 14, 2017

William Cyr:

I’d add to that that why wouldn’t they add a fridge for a second guy, the thing that keeps them from putting us in all their stores is what do they lose when they give up that four feet of shelf space? If their section is smaller in those incremental stores, or even in the stores where we are, if they want to add space they’re going to give up some sales on something else, and the reality is if somebody else comes along behind us they’re going to be starting at zero and they’re going to have to work their way up. So the retailers are basically signing themselves up for losing some amount of value of that incremental real estate until that brand gets to be big enough to support the fridge. We’ve taken 10 years to get to a place where we can justify the fridge space that we’re in and hit, as Scott said, to hit the category average. You’ve got to believe somebody else came along would take a long time and the value of the install base of fridges out there is like $50 million to $60 million, and that’s before you buy the—build a manufacturing facility capable of doing this, that’s before you invest in the brand, it’s before you invest in the R&D to create the product. For somebody to be able to put out that kind of money to add the second branded category, it’s prohibitive. It’s not going to say it’s not going to happen, but it’s a very expensive proposition.

Male Speaker:

First of all (inaudible)

William Cyr:

Excellent.

Male Speaker:

Question, (inaudible) you mentioned it earlier. Can you talk a little bit about existing competition how they (inaudible)?

Scott Morris:

When you say existing competition, other...

Male Speaker:

Other brands.

Scott Morris:

Yes. So today I think it’s important kind of to benchmark where the marketplace is. So there are many, many dry foods out there and there’s many canned foods and brands out there today. There are some people that do what’s called frozen raw, which is typically limited to pet specialty. The only ones doing fresh refrigerated is Freshpet. There are 30 stores across the U.S. other than a Freshpet that have a fresh refrigerated food in them that we’re aware of. So we’re really the only ones doing it at this point.

So when you look at competition in the fresh space there virtually is no competition. So then you start going to other brands, which the fact of the matter is, we do interact with obviously dry foods and canned foods and those become our competition and the people that we’re looking at. We have an incredibly unique proposition in fresh foods. We think it’s really timed right from a consumer how they’re thinking about nutrition and the (inaudible) from a utilization standpoint as Billy mentioned. So once people come in we are the only food that they tend to repeat on. We know there’s competition out there in the dry and they’ve established nice businesses and are quite large, but none of them are really I would say similar or comparable specifically to Freshpet.

Freshpet, Inc. - Presentation at the William Blair 37th Annual Growth Stock Conference, June 14, 2017

William Cyr:

I’m going to add to that, that we fully expect that this business is such an attractive business and it’s got an incredible growth rate that at some point somebody’s going to decide to compete with us. Whether it’s sooner or later, who knows when that’ll be, but I think we have to look at as all those barriers that we put up around them around us, will make it hard for somebody to achieve any significant level of scale very quickly and have a meaningful impact on our business. So somebody’s going to try. You can’t have a category like the pet category as attractive as it is and a business proposition as attractive as ours that it’s not going to attract somebody trying to come in to the space.

But, will they get fridges placed in as many stores? Will they have a product that is as good as our product? Will they have a brand equity that is equal to our brand equity? My bet is if anybody comes after us is going to be way, way behind and we’ll be continuing to establish (inaudible) in the category. I’ve got 30-plus years in the food and beverage space and I can name you numerous multibillion dollar categories where the guy who created the category and got significant head start—and remember, we’ve got an 11 year head start than anybody—so (inaudible) head start ends up owning 70%, 80%, 90% of the category. I mean Gatorade owned 85% of the category in the isotonic space for 30 years before Coke after spending 15 years of chasing and finally started to knock that number down. We are going to be the dominant player in the space for a long time.

Male Speaker:

Is there (inaudible) marketing efforts?

Scott Morris:

That’s a very good question. In order to do that you literally have to do generational studies. We’ve done several studies and we have several underway. We have early indicators and early information that shows kind of the nutritional advantages. The one thing I can share today is that quantitatively 76% of people that feed our food see a visible difference in their—visible health difference in their dogs. We believe perception becomes a reality from that standpoint. We do know amino acid profile-wise that we are the most complete and most nutritious from that aspect. So we don’t have all the information that we would like, but the indicators certainly seem to be there and the consumer experience tends to kind of support our perspective.

Male Speaker:

(Inaudible) better job in terms of merchandising (inaudible) grocery side or that specialty side. Going forward, where do you think you see more opportunities?

Scott Morris:

That’s a good question. So we would—we’re pretty hard graders. I would say we have a C when we kind of look at our merchandising out there today. We’re working really hard to get it to a B. We’re going to make some shifts and we’re looking at major significant mild changes and work to kind of get it to an A over time. The pet specialty group has some real limitations because they don’t have a refrigerated back room, refrigerated back trucks that come three to five days a week. They’re also not used to handling that. So I think there’s some pros and cons. I think in some cases that some pet specialty guys do a great job. For the most part, I think grocery and mass have a little bit of an advantage from a winning (phon) standpoint and I think long term I think that specialty’s going through a little bit of a challenging phase. We certainly hope they work it out. Today, 83% of our businesses is in grocery/mass and about

79% (phon) is on the pet side. So we think we’re well-positioned to how we see the category playing out over the next several years.

Freshpet, Inc. - Presentation at the William Blair 37th Annual Growth Stock Conference, June 14, 2017

William Cyr:

I guess I would add to that too is, we don’t ask the retailer to do anything in the way of merchandising other than stocking the shelves. We don’t do discounts. We don’t—no price cutting. So this is sell everything at full shelf price everyday kind of business. So what we do ask them to do is stock the shelves and stock the shelves reliably. Like any other business, the best operators, the best-in-class retailers out there do a really good job of it and the guys who aren’t as good don’t do as good a job at it, and our job is to kind of help that along to get everybody to operate at a very high level. But you probably can identify who are the best-in-class retailers from an operations perspective and they’ll probably be the places where we have the best presentation at retail.

Jon Andersen:

Okay, we have to wrap up and move it to the breakout room. Thank you.

The Company was asked about and commented on the recently published consumer data from Consumer Edge (Household penetration of 1.6%, buying rate +12.3% and trip frequency +14.8% - all on a trailing 52 week basis). The Company confirmed that they believe the consumer data accurately represents the consumer impact of the Company’s increased marketing efforts. The Company did not comment on the financial guidance in the report.